Exhibit 5.1

Perkins Coie LLP 1900 Sixteenth Street Suite 1400 Denver, CO 80202-5255	T. +1.303.291.2300 F. +1.303.291.2400 perkinscoie.com

December 26, 2025

MDU Resources Group, Inc.

1200 West Century Avenue

P.O. Box 5650

Bismarck, North Dakota 58506-5650

Re:	MDU Resources Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MDU Resources Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 1,522,842 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant to (i) the Underwriting Agreement, dated December 3, 2025, among the Company, the Underwriters named therein (the “Underwriters”) and the Forward Sellers and the Forward Purchasers named therein (the “Underwriting Agreement”); and (ii) the Forward Sale Agreements, dated December 23, 2025 (the “Forward Sale Agreements” and, together with the Underwriting Agreement, the “Transaction Documents”), between the Company and each of Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch (the “Forward Purchasers”). The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-289348), which became effective upon its filing with the Securities and Exchange Commission (the “Commission”) on August 7, 2025 (together with the documents incorporated by reference therein as of the date hereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus dated August 7, 2025 filed as part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated December 3, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated by reference therein as of the date hereof), and the prospectus supplement dated December 3, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated by reference therein as of the date hereof, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Transaction Documents and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the Company will have obtained, prior to the offer, issuance and sale of the Shares, any legally required consents, approvals, authorizations and other orders of any regulatory authorities necessary to issue and sell the Shares.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) the due execution by the Company and registration by its registrar of the Shares, (ii) the offering and sale of the Shares in accordance with the Transaction Documents and the Prospectus, and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Transaction Documents, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the headings “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP